                                     Press Release
Cambridge, Mass. – October 28, 2026
Biogen Reports Third Quarter 2026 Results
•Third quarter 2026 total revenue of $2.8 billion increased 11% year-over-year; Growth Portfolio1 revenue of $1.26 billion, increased 49% year-over-year, representing 63% of Core Pharmaceutical2 revenue, including a strong first full quarter contribution from the acquired Apellis products

•GAAP diluted EPS of $(0.14) driven primarily by transaction-related charges; Non-GAAP diluted EPS of $2.62, reflecting $284 million of acquired IPR&D, upfront and milestone expense

•Third quarter results include strong operating performance from the legacy Apellis portfolio reflecting successful ongoing integration execution

•Full year 2026 Non-GAAP diluted EPS guidance: Biogen raises the lower end of the reported range to $12.20 to $13.00 from $12.00 to $13.00 reflecting ongoing business strength and Apellis dilution favorability

Biogen Inc. (Nasdaq: BIIB) today reported third quarter 2026 financial results.

“Our third quarter results demonstrate that Biogen has returned to growth. We’re seeing the strength of our Growth Portfolio – including the first full quarter of results from Apellis products – which helped drive double-digit revenue growth and an approximately 50% year-over-year increase from our growth products,” said President and Chief Executive Officer Christopher A. Viehbacher. “With multiple Phase 3 readouts expected over the next 12 months, we are positioned to further strengthen our long-term growth profile and create sustainable value for patients and shareholders."

Third Quarter 2026 Growth Portfolio In-Market Revenue Summary

($ in millions)	Q3 '26	Q3 '25	△	Commentary
SPINRAZA	$461	$374	23%	Accelerated conversion to high-dose regimen continues to exceed Company expectations across all launched markets
LEQEMBI[3]	$202	$121	67%	Continued sequential growth; U.S. in-market sales of $107M
VUMERITY	$192	$215	(11)%	Impacted primarily by U.S. formulary dynamics
SYFOVRE[4]	$191	$151	27%	Continued volume growth, up 18% year-over-year, with commercial injections reaching their highest quarterly level since launch
SKYCLARYS	$178	$133	34%	Increased U.S. and international demand and favorable U.S. inventory dynamics
ZURZUVAE	$84	$55	53%	Strong continued demand growth
EMPAVELI[4]	$52	$27	92%	Strong demand growth in nephrology indications
QALSODY	$38	$26	42%	Strong U.S. and international demand growth
1 Growth Portfolio includes EMPAVELI, QALSODY, SKYCLARYS, SPINRAZA, SYFOVRE, VUMERITY, ZURZUVAE, plus Biogen's 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI Collaboration
2 Core Pharmaceutical revenue includes product revenue excluding biosimilars revenue plus Biogen’s 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI Collaboration
3 Global in-market sales recorded by Eisai
4 SYFOVRE and EMPAVELI were acquired as part of Biogen’s acquisition of Apellis, which closed in May 2026. Prior period revenue as reported in the Apellis Pharmaceuticals, Inc. Q3 2025 10-Q

Financial Highlights

	Q3 '26	Q3 '25	△	r (CC*)
Total Revenue ($ in millions)	$2,804	$2,535	11%	10%
GAAP diluted EPS	$(0.14)	$3.17	(104)%	N/A
Non-GAAP diluted EPS	$2.62	$4.81	(46)%	N/A

Third quarter 2026 GAAP and Non-GAAP diluted EPS include $284 million of acquired IPR&D, upfront and milestone expense, primarily related to the acquisition of RayThera Inc. as compared to $2 million in the third quarter of 2025.

Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. N/A = not applicable.
* Percentage changes in revenue growth at constant currency (CC) are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. Dollars using the exchange rates from the end of the previous calendar year.

A reconciliation of GAAP to Non-GAAP financial measures can be found in Table 4 at the end of this news release.
Revenue Summary

($ in millions)	Q3 '26	Q3 '25	△	r (CC*)
Multiple sclerosis (MS) product revenue(1)	$919	$1,062	(13)%	(13)%
Rare disease revenue(2)	$676	$533	27%	27%
Specialized immunology revenue(3)	$243	$—	—%	—%
Biosimilars revenue	$166	$197	(16)%	(19)%
Other product revenue(4)	$84	$55	53%	53%
Total product revenue	$2,089	$1,847	13%	13%
Revenue from anti-CD20 therapeutic programs	$497	$494	1%	1%
Alzheimer's collaboration revenue(5)	$68	$43	60%	60%
Contract manufacturing, royalty and other revenue	$150	$151	(1)%	(1)%
Total revenue	$2,804	$2,535	11%	10%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. Numbers may not foot or recalculate due to rounding.
(1) Multiple sclerosis includes TECFIDERA®, VUMERITY®, AVONEX®, PLEGRIDY® and TYSABRI®
(2) Rare disease includes SPINRAZA®, SKYCLARYS® and QALSODY®
(3) Specialized immunology includes EMPAVELI® and SYFOVRE®
(4) Other includes ZURZUVAE®
(5) Includes Biogen’s 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI® Collaboration
Expense Summary

($ in millions)	Q3 '26	Q3 '25	△
GAAP cost of sales*	$748	$674	(11)%
% of Total Revenue	27%	27%
Non-GAAP cost of sales*	$553	$510	(8)%
% of Total Revenue	20%	20%
GAAP R&D expense	$574	$436	(32)%
Non-GAAP R&D expense	$567	$432	(31)%
GAAP SG&A expense	$752	$595	(26)%
Non-GAAP SG&A expense	$730	$592	(23)%
GAAP and Non-GAAP acquired IPR&D, upfront and milestone expense	$284	$2	NMF
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period
IPR&D = in-process R&D; NMF = no meaningful figure
* Excluding amortization and impairment of acquired intangible assets

•The increase in third quarter 2026 GAAP cost of sales as a percentage of total revenue was driven primarily by higher amortization costs associated with the acquired inventory fair value step-up related to the Reata and Apellis acquisitions, as well as product mix, partially offset by a litigation matter in the third quarter of 2025. The increase in third quarter 2026 Non-GAAP cost of sales as a percentage of total revenue was driven primarily by product mix.

•The increase in third quarter 2026 GAAP and Non-GAAP R&D expense was driven by higher spend on clinical trials, including felzartamab, salanersen and litifilimab, as well as the inclusion of operating expenses from Apellis, and a reduction in R&D funding received from Royalty Pharma.

•The increase in third quarter 2026 GAAP and Non-GAAP SG&A was primarily due to the inclusion of the commercial and management operations of Apellis and an increase in operational spending on sales and marketing activities in support of our U.S. and international product launches.

•Third quarter 2026 GAAP and Non-GAAP acquired IPR&D, upfront and milestone expense was $284 million, primarily related to the acquisition of RayThera Inc.
Other Financial Highlights

•Third quarter 2026 GAAP and Non-GAAP collaboration profit sharing was a net expense of approximately $78 million, which includes approximately $49 million related to Biogen’s collaboration with Samsung Bioepis, and approximately $29 million related to Biogen’s collaboration with Supernus Pharmaceuticals, Inc. for the commercialization of ZURZUVAE in the U.S.

•Third quarter 2026 GAAP other expense was approximately $137 million driven by net interest expense, losses on our equity investments, and higher litigation expenses. Third quarter 2026 Non-GAAP other expense was approximately $91 million primarily driven by net interest expense due to the Apellis acquisition.

•Third quarter 2026 GAAP and Non-GAAP effective tax rates were (128.5)% and 20.0%, respectively. Third quarter 2025 GAAP and Non-GAAP effective tax rates were 16.3% and 17.2%, respectively. The change in our GAAP effective tax rates was primarily driven by the non-deductible IPR&D charge related to the RayThera stock acquisition.
Financial Position and Cash Flows

•Third quarter 2026 net cash flow from operations was approximately $641 million. Capital expenditures were approximately $40 million, and free cash flow, a Non-GAAP financial measure defined as net cash flow from operations less capital expenditures, was approximately $600 million.

•As of September 30, 2026, Biogen had cash and cash equivalents totaling approximately $1.3 billion and approximately $7.7 billion in total debt, resulting in net debt of approximately $6.4 billion.

•For the third quarter of 2026, the Company’s weighted average diluted shares were approximately 148 million and 149 million, used to calculate the Company's GAAP and Non-GAAP diluted EPS, respectively. All unvested equity-based awards are antidilutive for GAAP due to reporting a GAAP net loss for the third quarter 2026.
The Company is advancing multiple potential growth drivers with registrational readouts expected over the next 12 months

•The Company expects to announce top line data from both TOPAZ-1 and TOPAZ-2 Phase 3 studies, evaluating litifilimab in SLE, in the first half of December 2026.

•Additional Phase 3 readouts expected for litifilimab in CLE, felzartamab in antibody mediated rejection in the first half of 2027 and zorevunersen in Dravet syndrome in the third quarter of 2027.

Full Year 2026 Financial Guidance

Biogen is raising the lower end of the reported full year 2026 Non-GAAP diluted EPS guidance range to reflect ongoing business strength and Apellis dilution favorability. Full year 2026 Non-GAAP diluted EPS range is expected as follows:

FY 2026 Non-GAAP Diluted EPS Guidance	February 2026	July 2026	October 2026
Underlying guidance	$15.25 to $16.25	$15.85 to $16.85	$15.95 to $16.75
Expected approximate impact from acquired IPR&D, upfront and milestone charges	--	~($3.00)	~($3.20)
Expected dilution from the Apellis acquisition		~($0.85)	~($0.55)
Reported Guidance	$15.25 to $16.25	$12.00 to $13.00	$12.20 to $13.00
Full year total revenue is expected to increase by a mid-single digit percentage for 2026 as compared to 2025 driven by continued growth from our Growth Portfolio.

Biogen expects combined Non-GAAP R&D expense and Non-GAAP SG&A expense to be approximately $4.95 billion for the full year 2026.

This guidance also assumes that foreign exchange rates as of October 23, 2026, will remain in effect for the remainder of the year, net of hedging activities.

Other than the acquired IPR&D, upfront and milestone impact expressly stated above, this financial guidance does not include any other potential future acquired IPR&D, upfront and milestone charges, impact from potential acquisitions or business development transactions or pending and future litigation or any impact of potential healthcare reform, as all are difficult to predict. Other important financial considerations will be provided on the conference call and webcast.

Biogen may incur charges, realize gains or losses, or experience other events or circumstances in 2026 that could cause any of these assumptions and expectations to change and/or actual results to vary from this financial guidance.

Biogen does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the Company is unable without unreasonable effort to predict with reasonable certainty the financial impact of items such as the transaction, integration, and certain other costs related to acquisitions or large business development transactions; unusual gains and losses; potential future asset impairments; gains and losses from equity security investments; and the ultimate outcome of pending or future litigation. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

Conference Call and Webcast

The Company’s earnings conference call for the third quarter will be broadcast via the internet at 8:30 a.m. ET on October 28, 2026 and will be accessible through the Investors section of Biogen’s website, www.biogen.com. Supplemental information in the form of a slide presentation is also accessible at the same location on the internet and will be subsequently available on the website for at least 90 days.

About Biogen

Founded in 1978, Biogen is a leading biotechnology company that pioneers innovative science to deliver new medicines to transform patients' lives and to create value for shareholders and our communities.
We apply deep understanding of human biology and leverage different modalities to advance first-in-class treatments or therapies that deliver superior outcomes. Our approach is to take bold risks, balanced with return on investment to deliver long-term growth.

Biogen Safe Harbor

This press release contains forward-looking statements that are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the PSLRA) with the intention of obtaining the benefits of the “Safe Harbor” provisions of the PSLRA. This press release contains forward-looking statements, relating to: our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials, and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments or acquisitions; optimization of our cost structure including our "Fit for Growth" program; the goal of repositioning the company to create long-term growth; the impact from existing and potential tariffs and trade restrictions; productivity of our R&D pipeline, collaborations, and business development activities; our future financial and operating results; the costs and other anticipated financial impacts of the acquisition of Apellis including Biogen non-GAAP diluted EPS and non-GAAP diluted EPS growth, expected run rate synergies and the expected revenue growth for EMPAVELI and SYFOVRE following the acquisition of Apellis; and our full year 2026 financial guidance. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements. These forward-looking statements are based on management's current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part.

We caution that these statements are subject to risks and uncertainties, many of which are outside of our control and could cause future events or results to be materially different from those stated or implied in this document, including, among others, factors relating to: our substantial dependence on revenue from our products and other payments under licensing, collaboration, acquisition or divestiture agreements; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; expectations, plans, prospects and timing of actions relating to product approvals, approvals of additional indications for our existing products, sales, pricing, growth, reimbursement and launch of our marketed and pipeline products; the potential impact of increased product competition in the biopharmaceutical and healthcare industry, as well as any other markets in which we compete, including increased competition from new originator therapies, generics, prodrugs and biosimilars of existing products and products approved under abbreviated regulatory pathways; our ability to effectively implement our corporate strategy; the successful execution of our strategic and growth initiatives, including acquisitions; the drivers for growing our business; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; the drivers for growing our business, including our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars, which is subject to such risks related to our reliance on third-parties, intellectual property, competitive and market challenges and regulatory compliance; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology, including our incorporation of new technologies such as artificial intelligence into some of our processes; risks related to use of information technology systems and potential impacts of any breakdowns, interruptions, invasions, corruptions, data breaches, destructions and/or other cybersecurity incidents of our systems or those of connected and/or third-party systems; problems with our manufacturing capacity, including our ability to manufacture products efficiently or adequately address global bulk supply risks; risks relating to retaining management, personnel and other organizational changes, including our ability to attract, retain and motivate qualified individuals; risks related to the failure to comply with current and new legal and regulatory requirements, including judicial decisions, accounting standards, and tariff or trade restrictions; the risks of doing business internationally, including geopolitical tensions, acts of war and large-scale crises; risks relating to investment in our manufacturing capacity; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media for our business, results of operations and financial condition; fluctuations in our operating results; risks related to investment in properties; risks relating to access to capital and credit markets to finance our present and future operations and business initiatives and obtain funding for such activities on favorable terms; risks related to indebtedness; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate and obligations in various jurisdictions in which we are subject to taxation; environmental risks; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov.

These statements speak only as of the date of this press release and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our subsequent reports on Form 10-Q, in each case including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

Digital Media Disclosure

We use, and expect in the future to use, our investor relations website (investors.biogen.com), the Biogen LinkedIn account (linkedin.com/company/biogen-), and the Biogen X account (x.com/biogen) as a means of disclosing information to the public in a broad, non-exclusionary manner, including for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Accordingly, investors should monitor our investor relations website and these social media channels in addition to our press releases, SEC filings, public conference calls and webcasts, as the information posted on them could be material to investors.

###

MEDIA CONTACT:	INVESTOR CONTACT:
Biogen	Biogen
Madeleine Shin	Tim Power
Tel: +1 781-464-3260	Tel: +1 781-464-2442
public.affairs@biogen.com	IR@biogen.com

TABLE 1

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(unaudited, in millions, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Product revenue, net	$2,088.7	$1,846.9	$5,757.4	$5,452.1
Revenue from anti-CD20 therapeutic programs	497.3	493.9	1,429.9	1,339.4
Alzheimer's collaboration revenue	68.4	42.7	191.6	130.6
Contract manufacturing, royalty and other revenue	149.7	151.2	639.0	689.1
Total revenue	2,804.1	2,534.7	8,017.9	7,611.2
Cost and expense:
Cost of sales, excluding amortization and impairment of acquired intangible assets	748.4	674.4	2,186.3	1,908.7
Research and development	574.0	436.1	1,642.6	1,269.2
Acquired in-process research and development, upfront and milestone expense	283.8	2.1	481.8	249.4
Selling, general and administrative	752.0	594.8	2,069.0	1,751.1
Amortization and impairment of acquired intangible assets	172.8	135.7	477.5	378.4
Collaboration profit sharing/(loss reimbursement)	77.8	87.2	220.8	220.3
(Gain) loss on fair value remeasurement of contingent consideration	0.4	5.6	23.4	28.4
Restructuring charges	66.5	7.4	239.8	42.0
Other (income) expense, net	137.4	34.1	175.6	151.2
Total cost and expense	2,813.1	1,977.4	7,516.8	5,998.7
(Loss) Income before income tax (benefit) expense	(9.0)	557.3	501.1	1,612.5
Income tax (benefit) expense	11.6	90.8	104.7	270.7
Net (loss) income attributable to Biogen Inc.	$(20.6)	$466.5	$396.4	$1,341.8

Net (loss) income per share:
Basic earnings per share attributable to Biogen Inc.	$(0.14)	$3.18	$2.69	$9.16
Diluted earnings per share attributable to Biogen Inc.	$(0.14)	$3.17	$2.66	$9.14

Weighted-average shares used in calculating:
Basic earnings per share attributable to Biogen Inc.	147.8	146.6	147.5	146.4
Diluted earnings per share attributable to Biogen Inc.	147.8	147.1	148.9	146.8

TABLE 2

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of September 30, 2026	As of December 31, 2025
ASSETS
Cash and cash equivalents	$1,303.9	$3,008.5
Marketable securities	—	807.2
Accounts receivable, net	1,884.6	1,342.4
Due from anti-CD20 therapeutic programs	498.0	524.6
Inventory	2,224.4	2,168.1
Other current assets	1,673.5	1,123.3
Total current assets	7,584.4	8,974.1
Marketable securities	—	431.9
Property, plant and equipment, net	2,967.6	3,055.4
Operating lease assets	176.1	265.4
Intangible assets, net	13,379.9	9,178.5
Goodwill	6,992.6	6,491.1
Deferred tax asset	293.7	292.5
Investments and other assets	659.8	750.6
TOTAL ASSETS	$32,054.1	$29,439.5

LIABILITIES AND EQUITY
Current portion of notes payable	$400.0	$—
Taxes payable	54.5	114.8
Accounts payable	430.3	432.0
Accrued expenses and other	3,013.6	2,802.6
Total current liabilities	3,898.4	3,349.4
Notes payable	7,292.0	6,286.8
Deferred tax liability	1,163.9	507.6
Long-term operating lease liabilities	109.3	290.4
Other long-term liabilities	668.4	748.5
TOTAL LIABILITIES	13,132.0	11,182.7

Common stock	0.1	0.1
Additional paid-in capital	1,070.3	863.1
Accumulated other comprehensive income (loss)	(120.3)	(182.0)
Retained earnings	20,949.1	20,552.7
Treasury stock, at cost	(2,977.1)	(2,977.1)
TOTAL EQUITY	18,922.1	18,256.8
TOTAL LIABILITIES AND EQUITY	$32,054.1	$29,439.5

TABLE 3

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)
Product Revenue

	For the Three Months Ended September 30,
	2026			2025
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$31.2	$50.8	$82.0	$44.6	$123.6	$168.2
VUMERITY	166.7	25.3	192.0	189.6	25.0	214.6
Total Fumarate	197.9	76.1	274.0	234.2	148.6	382.8
AVONEX	110.0	46.6	156.6	133.4	55.1	188.5
PLEGRIDY	23.2	28.4	51.6	27.8	30.6	58.4
Total Interferon	133.2	75.0	208.2	161.2	85.7	246.9
TYSABRI	253.3	183.8	437.1	247.5	184.3	431.8
Subtotal: MS	584.4	334.9	919.3	642.9	418.6	1,061.5

Rare Disease:
SPINRAZA	246.4	214.2	460.6	153.2	220.8	374.0
SKYCLARYS	97.2	81.0	178.2	74.6	58.3	132.9
QALSODY	10.8	26.7	37.5	7.3	19.1	26.4
Subtotal: Rare Disease	354.4	321.9	676.3	235.1	298.2	533.3

Specialized Immunology:
SYFOVRE(1)	191.3	—	191.3	—	—	—
EMPAVELI(1)	51.5	—	51.5	—	—	—
Subtotal: Specialized Immunology	242.8	—	242.8	—	—	—

Biosimilars:
BENEPALI	—	117.3	117.3	—	121.9	121.9
IMRALDI	—	42.0	42.0	—	52.6	52.6
FLIXABI	—	6.4	6.4	—	15.3	15.3
BYOOVIZ(2)	—	0.2	0.2	2.0	5.0	7.0
Subtotal: Biosimilars	—	165.9	165.9	2.0	194.8	196.8

Other:
ZURZUVAE	83.4	1.0	84.4	55.3	—	55.3
Subtotal: Other	83.4	1.0	84.4	55.3	—	55.3
Total product revenue, net	$1,265.0	$823.7	$2,088.7	$935.3	$911.6	$1,846.9

(1) EMPAVELI and SYFOVRE were obtained as part of our acquisition of Apellis in May 2026
(2) In the fourth quarter of 2025 we completed the sale of our rights to BYOOVIZ

TABLE 3 (continued)

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)

	For the Nine Months Ended September 30,
	2026			2025
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$95.0	$187.4	$282.4	$131.6	$436.3	$567.9
VUMERITY	492.1	75.4	567.5	494.7	71.0	565.7
Total Fumarate	587.1	262.8	849.9	626.3	507.3	1,133.6
AVONEX	339.4	150.4	489.8	363.7	169.3	533.0
PLEGRIDY	72.7	98.3	171.0	80.2	106.7	186.9
Total Interferon	412.1	248.7	660.8	443.9	276.0	719.9
TYSABRI	765.6	563.8	1,329.4	720.5	547.4	1,267.9
FAMPYRA(1)	—	—	—	—	0.3	0.3
Subtotal: MS	1,764.8	1,075.3	2,840.1	1,790.7	1,331.0	3,121.7

Rare Disease:
SPINRAZA	592.9	643.6	1,236.5	456.9	733.7	1,190.6
SKYCLARYS	251.3	245.5	496.8	221.7	165.4	387.1
QALSODY	29.6	72.3	101.9	22.3	39.6	61.9
Subtotal: Rare Disease	873.8	961.4	1,835.2	700.9	938.7	1,639.6
			0
Specialized Immunology:
SYFOVRE(2)	288.7	—	288.7	—	—	—
EMPAVELI(2)	81.9	—	81.9	—	—	—
Subtotal: Specialized Immunology	370.6	—	370.6	—	—	—

Biosimilars:
BENEPALI	—	346.2	346.2	—	345.3	345.3
IMRALDI	—	129.4	129.4	—	146.7	146.7
FLIXABI	—	25.0	25.0	—	42.7	42.7
BYOOVIZ(3)	0.1	0.2	0.3	8.7	15.8	24.5
TOFIDENCE(3)	—	—	—	0.1	—	0.1
Subtotal: Biosimilars	0.1	500.8	500.9	8.8	550.5	559.3

Other:
ZURZUVAE	209.4	1.2	210.6	129.4	—	129.4
Other(4)	—	—	—	0.4	1.7	2.1
Subtotal: Other	209.4	1.2	210.6	129.8	1.7	131.5
Total product revenue, net	$3,218.7	$2,538.7	$5,757.4	$2,630.2	$2,821.9	$5,452.1

(1) Effective January 1, 2025, our collaboration and license agreement for FAMPYRA global commercialization rights was terminated
(2) EMPAVELI and SYFOVRE were obtained as part of our acquisition of Apellis in May 2026
(3) In 2025 we completed the sale of our rights to TOFIDENCE and BYOOVIZ
(4) Other includes FUMADERM and ADUHELM

TABLE 3 (continued)

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)
Total Revenue

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Product revenue, net	$2,088.7	$1,846.9	$5,757.4	$5,452.1
Royalty revenue on sales of OCREVUS	369.9	386.4	1,068.5	1,029.0
Biogen’s share of pre-tax profits in the U.S. for RITUXAN, GAZYVA and LUNSUMIO	118.3	101.0	338.7	292.4
Other revenue from anti-CD20 therapeutic programs	9.1	6.5	22.7	18.0
Alzheimer's collaboration revenue	68.4	42.7	191.6	130.6
Contract manufacturing, royalty and other revenue	149.7	151.2	639.0	689.1
Total revenue	$2,804.1	$2,534.7	$8,017.9	$7,611.2

TABLE 4
BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING EXPENSE, OTHER (INCOME) EXPENSE, NET, AND INCOME TAX
(unaudited, in millions)
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of Sales:
Total cost of sales, GAAP	$748.4	$674.4	$2,186.3	$1,908.7
Less: litigation matter	1.1	104.3	3.4	104.3
Less: amortization of inventory fair value step-up	194.8	60.0	408.1	160.1
Total cost of sales, Non-GAAP	$552.5	$510.1	$1,774.8	$1,644.3

Research and Development Expense:
Total research and development expense, GAAP	$574.0	$436.1	$1,642.6	$1,269.2
Less: amortization of inventory fair value step-up	—	—	92.9	—
Less: acquisition-related transaction and integration costs	4.9	—	4.9	—
Less: restructuring charges and other cost saving initiatives	2.0	4.3	8.2	17.1
Total research and development expense, Non-GAAP	$567.1	$431.8	$1,536.6	$1,252.1

Selling, General and Administrative Expense:
Total selling, general and administrative, GAAP	$752.0	$594.8	$2,069.0	$1,751.1
Less: acquisition-related transaction and integration costs	8.8	0.8	42.3	4.8
Less: restructuring charges and other cost saving initiatives	13.5	2.1	17.8	2.5
Less: other	—	—	—	0.9
Total selling, general and administrative, Non-GAAP	$729.7	$591.9	$2,008.9	$1,742.9

Amortization and Impairment of Acquired Intangible Assets:
Total amortization and impairment of acquired intangible assets, GAAP	$172.8	$135.7	$477.5	$378.4
Less: impairment charges	—	—	—	3.5
Less: amortization of acquired intangible assets	160.2	121.8	437.0	337.8
Total amortization and impairment of acquired intangible assets, Non-GAAP	$12.6	$13.9	$40.5	$37.1

Other (Income) Expense, net:
Total other (income) expense, net, GAAP	$137.4	$34.1	$175.6	$151.2
Less: (gain) loss on equity security investments	33.3	3.7	(31.8)	34.1
Less: litigation matter	25.5	—	25.5	—
Less: other	(12.8)	(13.2)	(11.5)	(15.8)
Total other (income) expense, net, Non-GAAP	$91.4	$43.6	$193.4	$132.9

Income Tax (Benefit) Expense:
Total income tax (benefit) expense, GAAP	$11.6	$90.8	$104.7	$270.7
Less: U.S. tax reform	—	(11.5)	—	(11.5)
Less: income tax effect related to Non-GAAP reconciling items	(86.3)	(44.3)	(199.6)	(96.6)
Total income tax (benefit) expense, Non-GAAP	$97.9	$146.6	$304.3	$378.8

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME ATTRIBUTABLE TO BIOGEN INC. & DILUTED EPS
(unaudited, in millions, except effective tax rate and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Effective Tax Rate:
Total effective tax rate, GAAP	(128.5)%	16.3%	20.9%	16.8%
Less: U.S. tax reform	—	(2.1)	—	(0.7)
Less: impact of GAAP to Non-GAAP adjustments	(148.5)	1.2	3.6	1.3
Total effective tax rate, Non-GAAP	20.0%	17.2%	17.3%	16.2%

Net (Loss) Income Attributable to Biogen Inc.:
Total net (loss) income attributable to Biogen Inc., GAAP	$(20.6)	$466.5	$396.4	$1,341.8
Plus: litigation matters	26.6	104.3	28.9	104.3
Plus: amortization of inventory fair value step-up	194.8	60.0	501.0	160.1
Plus: impairment charges	—	—	—	3.5
Plus: acquisition-related transaction and integration costs	13.7	0.8	47.2	4.8
Plus: amortization of acquired intangible assets	160.2	121.8	437.0	337.8
Plus: restructuring charges and other cost saving initiatives	82.1	13.8	265.7	61.6
Plus: (gain) loss on fair value remeasurement of contingent consideration	0.4	5.6	23.4	28.4
Plus: (gain) loss on equity security investments	33.3	3.7	(31.8)	34.1
Plus: US tax reform	—	(11.5)	—	(11.5)
Plus: income tax effect related to Non-GAAP reconciling items	(86.3)	(44.3)	(199.6)	(96.6)
Plus: other	(12.8)	(13.2)	(11.5)	(14.9)
Total net income attributable to Biogen Inc., Non-GAAP	$391.4	$707.5	$1,456.7	$1,953.4

Diluted Earnings Per Share:
Total diluted (loss) earnings per share, GAAP	$(0.14)	$3.17	$2.66	$9.14
(Less) Plus: adjustments to GAAP net income attributable to Biogen Inc. (as detailed above)	2.76	1.64	7.13	4.16
Total diluted earnings per share, Non-GAAP	$2.62	$4.81	$9.79	$13.30

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION: REVENUE CHANGE AT CONSTANT CURRENCY
(unaudited)
Revenue changes at constant currency are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. Dollars using the exchange rates from the end of the previous calendar year.

	Q3 2026 vs. Q3 2025	YTD 2026 vs. YTD 2025
Total Revenue:
Revenue change, as reported	10.6%	5.3%
Less: impact of foreign currency translation and hedging gains / losses	0.4	1.9
Revenue change at constant currency	10.2%	3.4%

Total Product Revenue:
Revenue change, as reported	13.1%	5.6%
Less: impact of foreign currency translation and hedging gains / losses	0.6	2.3
Revenue change at constant currency	12.5%	3.3%

Total MS Product Revenue:
Revenue change, as reported	(13.4)%	(9.0)%
Less: impact of foreign currency translation and hedging gains / losses	(0.1)	1.5
Revenue change at constant currency	(13.3)%	(10.5)%

Total Rare Disease Revenue
Revenue change, as reported	26.8%	11.9%
Less: impact of foreign currency translation and hedging gains / losses	(0.1)	2.1
Revenue change at constant currency	26.9%	9.8%

Total Biosimilars Product Revenue:
Revenue change, as reported	(15.7)%	(10.4)%
Less: impact of foreign currency translation and hedging gains / losses	3.5	4.9
Revenue change at constant currency	(19.2)%	(15.3)%

Total Other Product Revenue:
Revenue change, as reported	52.6%	60.2%
Less: impact of foreign currency translation and hedging gains / losses	—	0.2
Revenue change at constant currency	52.6%	60.0%

Total Revenue from Anti-CD20 Therapeutic Programs Revenue:
Revenue change, as reported	0.7%	6.8%
Less: impact of foreign currency translation and hedging gains / losses	—	0.1
Revenue change at constant currency	0.7%	6.7%

Total Revenue from Alzheimer's Collaboration Revenue:
Revenue change, as reported	60.2%	46.7%
Less: impact of foreign currency translation and hedging gains / losses	—	—
Revenue change at constant currency	60.2%	46.7%

Total Contract Manufacturing, Royalty and Other Revenue:
Revenue change, as reported	(1.0)%	(7.3)%
Less: impact of foreign currency translation and hedging gains / losses	0.1	3.4
Revenue change at constant currency	(1.1)%	(10.7)%

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW
(unaudited, in millions)
We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Cash Flow:
Net cash provided by (used in) operating activities	$640.8	$1,272.5	$1,735.2	$1,692.7
Net cash provided by (used in) investing activities	(222.1)	(35.1)	(4,270.8)	(139.4)
Net cash provided by (used in) financing activities	(393.8)	(130.2)	858.4	(164.9)
Net increase (decrease) in cash and cash equivalents	$24.9	$1,107.2	$(1,677.2)	$1,388.4

Net cash provided by (used in) operating activities	$640.8	$1,272.5	$1,735.2	$1,692.7
Less: Purchases of property, plant and equipment	40.4	46.2	132.5	109.9
Free cash flow	$600.4	$1,226.3	$1,602.7	$1,582.8

Use of Non-GAAP Financial Measures
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share - Diluted”:
1. Acquisitions and divestitures
We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses/commercial assets and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization of inventory fair value step-up, amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.
2. Restructuring, business transformation and other cost saving initiatives
We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing/abandonment and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.
3. (Gain) loss on equity security investments
We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
4. Other items
We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share - diluted.